SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ]  Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-12

                           THISTLE GROUP HOLDINGS, CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X]     No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

          (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

          (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

          (5)  Total fee paid:
--------------------------------------------------------------------------------

  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount previously paid:
--------------------------------------------------------------------------------

          (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

          (3) Filing Party:
--------------------------------------------------------------------------------

          (4) Date Filed:
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

                    [THISTLE GROUP HOLDINGS, CO. LETTERHEAD]






March 19, 2001

Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Thistle Group Holdings, Co. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders to be held at Williamson's Restaurant, One Belmont Avenue, Bala Cynwyd, Pennsylvania, on Wednesday, April 18, 2001, at 9:30 a.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, we will also report on the operations of the Company. Directors and officers of the Company and representatives of Deloitte & Touche LLP, independent accountants, will be present to respond to questions stockholders may have.

         You will be asked to elect two directors and to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2001. The Board of Directors has approved each of these proposals and recommends that you vote FOR them.

         Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting. We encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card as promptly as possible. A postage-paid return envelope is provided for your convenience. This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.


                                                 Sincerely,



                                                 /s/John F. McGill, Jr.
                                                 -------------------------------
                                                 John F. McGill, Jr.
                                                 Chairman of the Board and
                                                 Chief Executive Officer

--------------------------------------------------------------------------------
                           THISTLE GROUP HOLDINGS, CO.
                                6060 RIDGE AVENUE
                        PHILADELPHIA, PENNSYLVANIA 19128
                                 (215) 483-2800
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 18, 2001
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Thistle Group Holdings, Co. (the "Company"), will be held at Williamson's Restaurant, One Belmont Avenue, Bala Cynwyd, Pennsylvania, on Wednesday, April 18, 2001 at 9:30 a.m., for the following purposes:

          1.   To elect two directors of the Company; and

          2. To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending December 31, 2001;

all as set forth in the Proxy Statement accompanying this notice, and to transact such other business as may properly come before the Meeting and any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting. Stockholders of record at the close of business on March 5, 2001, are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         A copy of the Company's Annual Report for the year ended December 31, 2000 is enclosed.

         YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU ARE ENCOURAGED TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING EVEN IF YOU CANNOT ATTEND. ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN PROXY CARD. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/Francis E. McGill, III
                                        ----------------------------------------
                                        Francis E. McGill, III, Secretary

Philadelphia, Pennsylvania
March 19, 2001

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                           THISTLE GROUP HOLDINGS, CO.
                                6060 RIDGE AVENUE
                        PHILADELPHIA, PENNSYLVANIA 19128
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 18, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This proxy statement and the accompanying proxy card are being mailed to stockholders of Thistle Group Holdings, Co. (the "Company") commencing on or about March 19, 2001 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the annual meeting of stockholders (the "Meeting") to be held at Williamson's Restaurant, One Belmont Avenue, Bala Cynwyd, Pennsylvania, on Wednesday April 18, 2001, at 9:30 a.m., eastern time.

         All properly executed written proxies that are delivered pursuant to this proxy statement will be voted on all matters that properly come before the Meeting for a vote. If your signed proxy specifies instructions with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are specified, your shares will be voted (a) FOR the election of directors named in Proposal 1 (b) FOR Proposal 2 (ratification of the independent accountants), and (c) in the discretion of the proxy holders, as to any other matters that may properly come before the Meeting. Your proxy may be revoked at any time prior to being voted by: (i) filing with the Corporate Secretary of the Company (Francis E. McGill, III, at 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128) written notice of such revocation, (ii) submitting a duly executed proxy bearing a later date, or (iii) attending the Meeting and giving the Secretary notice of your intention to vote in person.

         WHETHER OR NOT YOU ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOU ARE ASKED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD. SHARES CAN BE VOTED AT THE MEETING ONLY IF YOU ARE REPRESENTED BY PROXY OR ARE PRESENT IN PERSON.

--------------------------------------------------------------------------------
                         VOTING STOCK AND VOTE REQUIRED
--------------------------------------------------------------------------------

         The Board of Directors of the Company ("Board of Directors" or "Board") has fixed the close of business on March 5, 2001 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting. On the record date, there were 7,044,403 shares of the Company common stock outstanding (the "Common Stock"). Each stockholder of record on the record date is entitled to one vote for each share held.

         The Articles of Incorporation of the Company (the "Articles of Incorporation" or "Articles") provide that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to the definition in the Articles and includes shares beneficially owned by such person or any of his or her affiliates or associates (as defined in the Articles), shares which such person or his or her affiliates or associates have the right to acquire upon the exercise of conversion rights or options, and shares as to which such person and his or her affiliates or associates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership or similar plan of the issuer or any subsidiary.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter (the "Broker Non- Votes") will not be considered present for purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, as set forth in Proposal I, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for the nominees being proposed. Directors are elected by a plurality of votes of the shares present, in person or represented by proxy, at a meeting and entitled to vote in the election of directors.

         As to the ratification of accountants (Proposal II) and all other matters that may properly come before the Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" with respect to the item. Unless otherwise required by law, all such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (i) Broker Non-Votes or (ii) proxies marked "ABSTAIN" as to that matter.

--------------------------------------------------------------------------------
                                PRINCIPAL HOLDERS
--------------------------------------------------------------------------------

         Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended. The following table sets forth, as of the record date, persons or groups who own more than 5% of the Common Stock. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock as of the record date. The ownership of all executive officers and directors of the Company as a group is presented under "Proposal I - Election of Directors."

                                                Amount and Nature of      Percent of Shares of
Name and Address of Beneficial Owner            Beneficial Ownership    Common Stock Outstanding
------------------------------------            --------------------    ------------------------
Roxborough-Manayunk Bank                             695,196 (1)                   9.9%
Employee Stock Ownership Plan Trust ("ESOP")
6060 Ridge Avenue
Philadelphia, Pennsylvania  19128

---------------------------------
(1) The ESOP purchased such shares for the exclusive benefit of plan participants with funds borrowed from the Company. These shares are held in a suspense account and will be allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. The Bank's board of directors (the "Bank's Board") has appointed a committee consisting of Directors John F. McGill, Jr., Jerry A. Naessens, and Add B. Anderson, Jr. to serve as the ESOP administrative committee ("ESOP Committee") and to serve as the ESOP Trustees ("ESOP Trustees"). The ESOP Committee or the Bank's board instructs the ESOP Trustees regarding investment of ESOP plan assets. The ESOP Trustees must vote all shares allocated to participants accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting directive is received, will be voted by the ESOP Trustee as directed by the Bank's Board or the ESOP Committee. As of the record date, 104,750 shares have been allocated under the ESOP to participant accounts.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         Section 16(a) of the 1934 Act, requires the Company's directors and executive officers to file reports of ownership and changes in ownership of their equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the best of the Company's knowledge, all of the filings by the Company's directors and executive officers were made on a timely basis during the 2000 fiscal year. The Company is not aware of other beneficial owners of more than ten percent of its Common Stock.

--------------------------------------------------------------------------------
                       PROPOSAL 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Board of Directors currently consists of seven members, each of whom also serves as a director of Roxborough-Manayunk Bank (the "Bank"). The Company's Articles of Incorporation provide that the Board of Directors must be divided into three classes as nearly equal in number as possible. At each annual meeting of stockholders, each of the successors of the directors whose terms expire at the meeting will be elected to serve for a term of three years expiring at the third annual meeting of stockholders following the annual meeting of stockholders at which the successor director was elected.

         William A. Lamb, Sr. and Jerry A. Naessens (the "Nominees") have been nominated by the Board of Directors for a term of three years. Messrs. Lamb and Naessens currently serve as directors of the Company.

         The persons named as proxies in the enclosed proxy card intend to vote for the election of the person listed below, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should either of the Nominees withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, it is the intention of the persons named in the enclosed proxy card to vote for the election of such person as may be recommended to the Board of Directors by the Nominating Committee of the Board. If there is no substitute nominee, the size of the Board of Directors may be reduced.

         The following table sets forth the names, ages, terms of, and length of board service for the persons nominated for election as directors of the Company at the Meeting and each other director of the Company who will continue to serve as director after the Meeting.


                                                                                         Shares of
                                               Year First           Current            Common Stock
                                               Elected or           Term to            Beneficially             Percent
Name and Title                  Age(1)        Appointed(2)          Expire              Owned(3)              of Class(%)
---------------------------- ------------   -----------------  ---------------- -------------------------- --------------

                                         Board Nominees For Term To Expire In 2004

William A. Lamb, Sr.              64              1993              2001                     50,374                  *
Director

Jerry A. Naessens                 65              1992              2001                    246,498(4)              3.4
Director, Executive
Vice President and
Chief Financial Officer

                                               Directors Continuing In Office

Add B. Anderson, Jr.              74              1973              2003                    130,114(4)              1.8
Director

James C. Hellauer                 62              1999              2002                     35,958                  *
Director

Francis E. McGill, III            41              1991              2003                     83,407                 1.2
Director

John F. McGill, Jr.               39              1991              2002                    362,488(4)              5.0
Chairman of the Board,
Chief Executive Officer

Charles A. Murray                 43              2000              2002                     39,200                  *
Director

                                          Executive Officer Who Is Not A Director

Douglas R. Moore                  40                                                         61,791                  *
Senior Vice President

All directors and                                                                         1,009,830                13.5
executive officers as a
group (8 individuals)

-----------------------
(1)  At December 31, 2000.
(2) Represents year first elected to either the Board of Directors of the Company or the Bank, or a predecessor institution.
(3) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust, and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated. The share amounts include shares of Common Stock that the following persons may acquire through the exercise of stock options within 60 days of the record date: William A. Lamb, Sr. - 10,000, Jerry A. Naessens - 117,845 Add B. Anderson, Jr. - 10,000, James C. Hellauer - 5,000, Francis E. McGill, III - 26,000, John F. McGill, Jr. - 232,643, Charles A. Murray - 5,000, and Douglas R. Moore - 25,667. See "Director and Executive Officer Compensation - Director Compensation."

(footnotes continued on next page.)

(4) Excludes 695,196 shares under the employee stock ownership plan ("ESOP") for which such individuals exercise shared voting and investment power with respect to such shares as a member of the ESOP Trustee and/or ESOP Committee. Excludes 254,762 Restricted Stock Plan ("RSP") shares which were previously awarded but subject to forfeiture for which such individuals exercise shared voting and investment power with respect to such shares as a member of the RSP committee. Such individuals disclaim beneficial ownership with respect to the ESOP and RSP shares held in a fiduciary capacity.
*    Less than 1% of the Common Stock outstanding.

Biographical Information

         The principal occupation of each director, nominee for director, and executive officer of the Company is set forth below. Unless otherwise noted, all persons have held their present occupation for the last five years.

Nominees for Directors:

         William A. Lamb, Sr. was President/CEO of Lamb Brothers Office Products, Philadelphia, Pennsylvania for 33 years. In 1992, Lamb Brothers became part of Philadelphia Stationers, where Mr. Lamb assumed the title of Executive Vice President, a title he currently holds with Staples, Inc.

         Jerry A. Naessens is Executive Vice President and Chief Financial Officer of the Company and was appointed President of the Bank in June 2000. Mr. Naessens has been employed by the Bank since 1991.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTORS.

Continuing Directors:

         Add B. Anderson, Jr. is the sole owner of KeyBis Corporation (formerly Eastern Continuous Forms, Inc.), a manufacturer of business forms in Blue Bell, Pennsylvania. Mr. Anderson, Jr. is the Chairman of the Board of Trustees for both Roxborough Memorial Hospital and Roxborough Memorial Health Foundation.

         James C. Hellauer is Executive Director of Colmen Capital Advisors, Inc., a diversified financial services company located in Wayne, Pennsylvania. In addition, since 1989 to the present, he has been the owner of James C. Hellauer & Associates, a consulting firm. Mr. Hellauer is a member of the board of directors of the Philanthropic Mutual Life Insurance Company, the Philanthropic Mutual Fire Insurance Company, and daly.commerce.

         Francis E. McGill, III is the sole proprietor of the law firm of McGill and McGill, Philadelphia, Pennsylvania, and has practiced with the firm since 1988. McGill and McGill serve as general counsel to the Company and the Bank. He is a member of the Board of Trustees of Roxborough Memorial Hospital. Mr. McGill and John F. McGill, Jr. are first cousins.

         John F. McGill, Jr. is the Chairman of the Board and Chief Executive Officer of the Company and the Bank and was the President of the Bank until the appointment of Mr. Naessens as President of the

Bank in June 2000. Prior to becoming President, he was Executive Vice President in charge of operations, lending and portfolio management of the Bank since March 1991. He has served the Bank in various officer positions since 1984 and has been a director since 1991. Mr. McGill serves on the finance committee of the Basilica of the National Shrine in Washington, D.C. Mr. McGill and Francis
E. McGill, III are first cousins.

         Charles A. Murray is the Founder and Principal of Rhodyo Venture Group, an investment firm located in Bala Cynwyd, Pennsylvania. From 1987 to 1999 he was the Founder and Chief Executive Officer of Actium Corporation.

Executive Officer Who Is Not A Director:

         Douglas R. Moore is the Senior Vice President, Finance and Operations, of the Company and Chief Operating Officer of the Bank. Mr. Moore is also the Chief Financial Officer of TGH Securities, a wholly owned subsidiary of the Company. Prior to joining the Company and the Bank in September 1998, Mr. Moore was the Chief Financial Officer of Commerce Capital Markets from 1995 to 1998 and a Senior Manager in the financial services group of Deloitte & Touche LLP from 1984 to 1995.

Meetings and Committees of the Board of Directors

         The business of Board of Directors of the Company is conducted through meetings of the Board of Directors and the committees of the Board of the Company. During the year ended December 31, 2000, the Board of Directors of the Company held 11 regular meetings and 1 special meeting. During the year ended December 31, 2000, no directors attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served.

         The Compensation Committee of the Company consists of Directors Hellauer (Chairman), Lamb, Murray and Dr. Domanski, who is a director of the Bank. The committee is a standing committee and meets at least annually to review the performance of the Company's and the Bank's officers, and to determine compensation programs and adjustments. The Compensation Committee met twice during fiscal 2000 to consider compensation.

         The Company's Nominating Committee consists of directors Hellauer, McGill, Jr., Lamb and Naessens. The committee presents its recommendation of nominees for directors to the full Board of Directors. Nominations to the Board of Directors made by stockholders must be made in writing to the Secretary and received by the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Notice to the Company of such nominations must include certain information required pursuant to the Company's Articles of Incorporation. The Nominating Committee met once during 2000.

         The Board of Directors has determined that each of the members of the Audit Committee satisfy the requirements of the NASDAQ as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee, attached as an Appendix to this proxy statement. The Audit Committee is a standing committee and, among other matters, is responsible for developing and maintaining the Company's audit program. The Committee also meets with the Company's independent accountants, Deloitte & Touche LLP, to discuss the results of the annual audit and any related matters. At December 31, 2000, total audit fees (which includes fees for quarterly review services) were approximately $77,000. Additionally, fees for tax return preparation and other services totalled approximately $18,000. All such services were performed by Deloitte & Touche LLP.

          The Chairman of the Audit Committee also receives and reviews all the reports and findings and other information presented to him by the Bank's internal auditor. In addition to regularly scheduled meetings, the Audit
Committee is available either as a group or individually to discuss with management, the Bank's internal auditor and Deloitte Touche LLP, any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company. The Audit Committee met four times during the fiscal year ended December 31, 2000.

Audit Committee Report

         Review of Audited Financial Statements with Management.

         The Audit Committee reviewed and discussed the audited financial statements with the management of the Company.

         Review of Financial Statements and Other Matters with Independent Accountants.

         The Audit Committee discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants's independence.

Recommendation that Financial Statements be Included in Annual Report.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Audit Committee:

                  Add B. Anderson, Chairman
                  Dr. Robert E. Domanski, M.D.
                  James C. Hellauer
                  William A. Lamb, Sr.
                  Francis E. McGill, III
                  Charles A. Murray

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Director Compensation

         Non-officer members of the Bank's board of directors received fees of $1,000 per month during the 2000 fiscal year plus a $1,200 retainer. Additionally, non-officer members of the Bank boards' budget, audit and loan committees were paid $300 for each meeting attended during fiscal 2000. The Bank paid a total of $82,700 in directors' fees for the fiscal year ended December 31, 2000. The Company does not pay any additional compensation for membership on the Board of Directors.

         Under the 1999 Stock Option Plan ("Option Plan") and the Bank's Restricted Stock Plan ("RSP"), each director was granted stock options and awarded RSP shares. Under the Option Plan, each director was granted options to acquire shares of Common Stock at the fair market value of the Common Stock on July 21, 1999, the effective date of grant. Under the RSP, each director was awarded shares of Common Stock. Option shares for all non-employee directors are exercisable at the rate of 33.3%. Option shares awarded to Messrs. McGill, Jr. and Naessens were immediately exercisable. For all non-employee directors, RSP shares are vested at the rate of 20% per year, commencing on the effective date of grant. For Messrs. McGill, Jr. and Naessens, RSP shares were first vested at the rate of 20% one year from the effective date of grant. Under the Option Plan and RSP, Mr. McGill, Jr. received 171,575 option shares and 85,913 RSP shares and Mr. Naessens received 117,845 option shares and 49,251 RSP shares. The non-employee directors each received 15,000 option shares and 6,000 RSP shares. In accordance with the RSP, dividends are paid on shares awarded or held in the RSP.

Executive Compensation

         Summary Compensation Table. The following table sets forth for the year ended December 31, 2000, certain information as to the compensation received by the Chief Executive Officer and each executive officer of the Company who received total cash compensation in excess of $100,000. All compensation is paid by the Bank.

                                                    Annual Compensation         Long Term Compensation Awards
                                             -----------------------------  ------------------------------------
                                                                                                   Securities
                                                                                                   Underlying
Name and                         Fiscal                                     Restricted Stock      Options/SARs       All Other
Principal Position                Year         Salary($)          Bonus($)    Awards($) (1)          (#)(2)        Compensation($)
------------------           --------------- ----------------- -----------  ----------------    ----------------   ---------------
John F. McGill, Jr.               2000            261,250          40,000          --                   --            60,515(3)
Chairman of the Board             1999            250,000          40,129        767,847              171,575         12,827
and Chief Executive               1998            225,000          71,250          --                   --            21,738
Officer

Jerry A. Naessens                 2000            225,000          22,000          --                   --           148,022(4)
Executive Vice President          1999            225,000          24,379        440,181              117,845         94,118
and Chief Financial               1998            200,000          50,000          --                   --            93,779
Officer

Douglas R. Moore                  2000            124,800          20,000          --                   --             5,598(5)
Senior Vice President             1999            120,000          11,000         93,870               38,500            630
                                  1998             31,731           1,587          --                   --                 -

------------------
(1) Shares of restricted stock vest in five equal installments at the rate of 20% per year beginning on July 21, 2000. At December 31, 2000, Mr. McGill, Jr. held 68,730 unvested shares of restricted stock under the plan that had a value of $549,840; Mr. Naessens held 39,401 unvested shares of restricted stock under the plan that had a value of $315,208; and Mr. Moore held 8,400 unvested shares of restricted stock under the plan that had a value of $67,200. Dividends are paid, and other distributions made, on all shares of restricted stock to the same extent that dividends are declared and paid, or other distributions are made, on the Company's Common Stock.
(2)  See "-- Other Benefits - Stock Option Plan."
(3) Represents an allocation of 3,499 shares under the ESOP, at a cost basis of $10 a share, 401(k) matching contributions by the Bank of $5,250, and $20,275 of restricted stock plan dividends. At December 31, 2000, the ESOP shares had a market value of $27,992.
(4) Represents an allocation of 3,473, shares under the ESOP, at a cost basis of $10 a share, 401(k) matching contributions by the Bank of $5,250, an accrual of $96,419 under the supplemental retirement plan, and $11,623 of restricted stock plan dividends. At December 31, 2000, the ESOP shares had a market value of $27,992.
(5) Represents a 401(k) matching contribution by the Bank of $3,120 and $2,478 of restricted stock plan dividends.

Other Benefits

         Pension Plan. On November 18, 1999, the Board of Directors elected to terminate the Defined Benefit Pension Plan effective December 31, 1999. The Internal Revenue Service approved such termination in August, 2000.

         Supplemental  Retirement  Agreement.  The Bank  entered  into a non-tax qualified retirement and death benefit agreement with Mr. Naessens. In recognition of the services provided by Mr. Naessens to the Bank, the retirement agreement provides that Mr. Naessens (or his spouse) shall receive at age 67 a monthly retirement benefit of $4,167. If Mr. Naessens becomes permanently and totally disabled prior to age 67, he will receive the monthly supplemental retirement benefits upon reaching age 67. The retirement agreement provides that Mr. Naessens' spouse shall receive a pro-rated monthly death benefit if he dies while employed by the Bank prior to age 67, based on his age at the time of death. As of December 31, 2000, deferred compensation under the supplemental retirement plan for Mr. Naessens was approximately $439,000, and such benefit under the plan was vested.

         Employment Agreements. The Bank and Company have an employment agreement with John F. McGill, Jr., Chief Executive Officer. The Bank has an employment agreement with Jerry A. Naessens, President of the Bank. The employment agreements are for terms of three years and may be renewed annually by the Board of Directors upon a determination of satisfactory performance within the Board's sole discretion. If any of the employees shall become disabled during the term of their respective employment agreements, the employee shall nevertheless continue to receive payment of his base salary for a period of 12 months but such period shall not exceed the remaining term of the employment agreement, and 80% of such base salary for the remaining term of the employee's employment agreement. Disability payments under the employment agreements shall be reduced by any other benefit payments made under other disability programs in effect for Bank employees.

         The agreements may also be terminable by the Bank for "just cause" as defined in the employment agreements. If the Bank terminates the employees without just cause, such employee will be entitled to a continuation of his salary from the date of termination through the remaining term of the employment agreement. Each employment agreement contains a provision stating that in the event of the termination of employment in connection with, or within one year after, any change in control of the Bank or the Company, the employee will be paid a lump sum amount equal to 2.99 times their annual average compensation for the five most recent years. If such payments were to be made under the employment agreements, as of December 31, 2000, such payments would equal approximately $659,000 and $583,000, respectively to John F. McGill, Jr. and Jerry A. Naessens.

         Stock Option Plan. Set forth below is information related to options awarded to the named executive officers pursuant to the Stock Option Plan. There were no stock appreciation rights granted to the named executive officers.

                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                             OPTION/SAR VALUES

                                                                 Number of Securities
                                                                      Underlying           Value of Unexercised
                                                                Unexercised Options at   in-the-Money Options at
                                  Shares                        December 31, 2000 (#)     December 31, 2000 ($)
                               Acquired on         Value             Exercisable/              Exercisable/
Name                           Exercise (#)     Realized($)         Unexercisable             Unexercisable
----                           ------------     -----------    ------------------------  -----------------------
John F. McGill, Jr.                 --               --              232,643 / --            371,127 / --(1)
Chief Executive Officer

Jerry A. Naessens,                  --               --              117,845 / --                 -- / --(2)
Executive Vice President and
Chief Financial Officer

Douglas R. Moore                    --               --               25,667 / 12,883             -- / --(2)
Senior Vice President

-----------------------
(1) Based on the average exercise price of $1.92 and the closing price of the Common Stock of $8.00 on December 31, 2000.
(2) Based on the exercisable price of $8.94 and the closing price of the Common Stock of $8.00 on December 31, 2000.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consisted of Directors Hellauer, Lamb, Murray and Dr. Domanski at December 31, 2000. No member of the Committee is, or was during 2000, an executive officer of another company whose board of directors has a comparable committee on which one of the Company's executive officers serves. None of the executive officers of the Company is, or was during 2000, a member of a comparable compensation committee of a company of which any of the directors of the Company is an executive officer.

Compensation Committee Report on Executive Compensation

         The Compensation Committee meets at least annually to review compensation paid to the chief executive officer. The Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable stockholder institutions in and around the Company's market areas, including institutions with total assets of $2 billion or less and gross revenues of $600 million or less. Although the Committee does not specifically set compensation levels for executive officers based on whether particular financial goals have been achieved by the Company, the Committee does consider the overall profitability of the Company when making these decisions. The Compensation Committee has the following goals for compensation programs impacting the executive officers of the Company and the
Bank:

          o to provide motivation for the executive officers to enhance stockholder value by linking their compensation to the future value of the Company's stock;
          o to retain the executive officers who have led the Company to build its existing market franchise and to allow the Bank to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and
          o to maintain reasonable fixed compensation costs by targeting base salaries at a competitive average.

         During the year ended December 31, 2000, John F. McGill, Jr., Chief Executive Officer received an increase in his base salary from $250,000 to $261,250. Additionally, Mr. McGill, Jr. was previously awarded stock options under the Stock Option Plan. In making its compensation determinations, the Committee considers the annual compensation paid to the presidents and chief executive officers of publicly owned financial institutions nationally, in the Commonwealth of Pennsylvania and surrounding geographic areas with assets of $2 billion or less and revenues of $600 million or less and the job performance of such individual as determined by the Committee.

Compensation Committee:

         Dr. Robert E. Domanski, M.D.
         James C. Hellauer, Chairman
         William A. Lamb, Sr.
         Charles A. Murray

Certain Related Transactions

         The Bank has followed the policy of offering residential mortgage loans for the financing of personal residences, share loans, and consumer loans to its officers, directors and employees. The loans are made in the ordinary course of business and also made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectibility or present other unfavorable features.

         Director Francis E. McGill, III is the sole proprietor of McGill and McGill, a law firm in Philadelphia, Pennsylvania. During the year ended December 31, 2000, McGill and McGill received approximately $173,000 in fees from the Bank for legal services.

--------------------------------------------------------------------------------
                                PERFORMANCE GRAPH
--------------------------------------------------------------------------------

         Set forth below is a performance graph comparing the cumulative total shareholder return on the Common Stock with (a) the total return index for domestic companies listed on The Nasdaq Stock Market, (b) the total return index for banks listed on The Nasdaq Stock Market, and (c) the total return index for companies on the Standard & Poor's 500. The total return indices of The Nasdaq Stock Market are computed by the Center for Research in Security Prices ("CRSP") at the University of Chicago. The Standard & Poor's 500 is computed by SNL Securities LC, Charlottesville, Virginia. All four investment comparisons assume the investment of $100 as of the close of trading on July 14, 1998 (the date of initial issuance of the Common Stock) and the reinvestment of dividends when paid. In the performance graph below, the periods compared were July 14, 1998 and each subsequent year end through December 31, 2000.

                               [GRAPHIC OMITTED]

                               [PLOTTING POINTS]


                              7/14/98($)  12/31/98($)  12/31/99($)   12/31/00($)
--------------------------- ------------  -----------  -----------  ------------
Thistle Group Holdings, Co.       100        96.82       72.24            84.86
--------------------------- ------------  -----------  -----------  ------------
CRSP Nasdaq Bank Index            100        92.83       89.23            101.89
--------------------------- ------------  -----------  -----------  ------------
CRSP U.S. Index                   100       112.96       209.92           126.31
--------------------------- ------------  -----------  -----------  ------------
S&P 500 Index                     100       105.09       127.21           115.62
--------------------------- ------------  -----------  -----------  ------------

         There can be no assurance that the Company's future stock performance will be the same or similar to the historical performance shown in the graph above. The Company neither makes nor endorses any predictions as to stock performance.

--------------------------------------------------------------------------------
                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
--------------------------------------------------------------------------------

         Deloitte & Touche LLP was the Company's independent accountant for the fiscal year ended December 31, 2000. The Board of Directors has approved the selection of Deloitte & Touche LLP as its independent accountants for the fiscal year ending December 31, 2001, subject to ratification by the

Company's stockholders. A representative of Deloitte & Touche LLP is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

         RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE STOCKHOLDERS OF THE COMPANY AT THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128, no later than November 17, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act. In the event the Company receives notice of a stockholder proposal to take action at next year's annual meeting of stockholders that is not submitted for inclusion in the Company's proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company's main office by February 15, 2002.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/Francis E. McGill, III
                                        ----------------------------------------
                                        Francis E. McGill, III, Secretary

Philadelphia, Pennsylvania
March 19, 2001

                           THISTLE GROUP HOLDINGS, CO.
                             AUDIT COMMITTEE CHARTER

This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Thistle Group Holdings, Co. (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the Nasdaq. The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

o Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

o Evaluating, together with the Board an management, the performance of the independent auditors and, where appropriate, replacing such auditors.

o Obtaining annually from the independent auditors a formal written statement describing all relation- ships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

o Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report to Shareholders.

o Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

o Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

o Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

o Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

o Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

o Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

APPENDIX

--------------------------------------------------------------------------------
                           THISTLE GROUP HOLDINGS, CO.
                                6060 RIDGE AVENUE
                        PHILADELPHIA, PENNSYLVANIA 19128
                                 (215) 483-2800
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 18, 2000
--------------------------------------------------------------------------------

         The undersigned hereby appoints the Board of Directors of Thistle Group Holdings, Co. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at Williamson's Restaurant, One Belmont Avenue, Bala Cynwyd, Pennsylvania, 19004 on Wednesday, April 18, 2001, at 9:30 a.m., eastern time, and at any and all adjournments thereof, as follows:
                                                                         FOR ALL
                                                          FOR  WITHHELD  EXCEPT
                                                          ---  --------  -------

1. The election as director of all nominees listed below each for a 3 year term:

          William A. Lamb, Sr.                            |_|     |_|      [_]
          Jerry A. Naessens


INSTRUCTIONS:  To  withhold  your vote for any  individual  nominee, mark "For
------------   All Except" and write that nominee's name  on  the space provided below.


          ----------------------------------------------------------------------

                                                          FOR  AGAINST   ABSTAIN
                                                          ---  -------   -------

2.        Proposal to ratify the appointment
          of Deloitte & Touche LLP as independent
          accountants of the Company for the fiscal year
          ending December 31, 2001.                       [_|     [_]      |_|


          The Board of Directors recommends a vote "FOR" all of the above listed propositions.

--------------------------------------------------------------------------------
THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          Should the undersigned be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Company of his or her decision to terminate this proxy.

          The undersigned acknowledges receipt from the Company prior to the execution of this proxy of an Annual Report to Stockholders, a Notice of the Meeting and a Proxy Statement dated March 19, 2001.


                                                  Please check here if you
Dated:                        , 2001      |_|     plan to attend the Meeting.
       -----------------------



------------------------------------               -----------------------------
SIGNATURE OF STOCKHOLDER                           SIGNATURE OF STOCKHOLDER



------------------------------------               -----------------------------
PRINT NAME OF STOCKHOLDER                          PRINT NAME OF STOCKHOLDER


Please sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------